UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 13, 2018

Viavi Solutions Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)
(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Laura Black
Effective February 13, 2018, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company” or “VIAVI”) appointed Laura Black as a director of the Company. Following her appointment, Ms. Black will serve until the 2018 annual meeting of VIAVI stockholders (the “2018 Meeting”) or until her earlier resignation or removal. The Board has also appointed Ms. Black to the Corporate Development Committee of the Board.
Ms. Black is currently a Managing Director at Needham & Company, a position she has held since March 1999. Ms. Black also currently serves on the board of directors of Super Micro Computer, Inc. and is chair of its audit committee. Ms. Black holds an M.S. degree in Management from the Stanford University Graduate School of Business and is a Sloan Fellow. Ms. Black also holds an M.S. degree in Electrical Engineering from Santa Clara University and a B.S. degree in Electrical Engineering from the University of California at Davis.
Ms. Black will be entitled to the Company's standard director compensation as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the United States Securities and Exchange Commission on October 4, 2017, (the “2017 Proxy Statement”). Such description is incorporated by reference herein.
The Company and Ms. Black have entered into the Company’s standard form of director indemnification agreement (the “Indemnification Agreement”), providing for the Company to indemnify Ms. Black as a director of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 to the Current Report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 20, 2015, and is incorporated by reference herein.
Ms. Black does not have any reportable transactions under Item 404(a) of Regulation S-K.
Resignation of Pamela Strayer
Separately, on February 12, 2018, Pamela Strayer notified the Company that she was resigning from the Board effective February 13, 2018. Ms. Strayer’s resignation is not due to any disagreement with the Company on any matter related to VIAVI’s operations, policies or practices. The Company and the Board extend their appreciation to Ms. Strayer for her contributions and service on the Board.

Item 7.01	Regulation FD Disclosure.
On February 15, 2018, Viavi Solutions Inc. (the “Company”) issued a press release announcing the authorization to increase its repurchase program from up to $150 million to up to $200 million of the Company’s common stock through open market or private transactions until September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference in its entirety.
The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by VIAVI on February 15, 2018

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by VIAVI on February 15, 2018